Exhibit 99.1

Astec Industries, Inc.
Press Release
1725 Shepherd Road  |  Chattanooga, TN  37421  |  Phone (423) 899-5898  |  Fax 899-4456

ASTEC INDUSTRIES ANNOUNCES DECLARATION OF QUARTERLY DIVIDEND

CHATTANOOGA, Tenn. (April 26, 2013) - Astec Industries, Inc. (Nasdaq:  ASTE) today announced that its Board of Directors, at their April 25, 2013 meeting, has declared a $0.10 per share cash dividend on the outstanding common stock of the Company, payable to the shareholders of record as of the close of business on May 13, 2013, to be paid on or after May 30, 2013.

Astec Industries, Inc. is a manufacturer of specialized equipment for building and restoring the world’s infrastructure.  Astec’s manufacturing operations are divided into four primary business segments:  aggregate processing and mining equipment; asphalt production equipment; mobile asphalt paving equipment; and oil, gas and water drilling equipment (Underground Group).  Additionally, the Other Group contains one subsidiary that manufactures equipment used for wood processing and recycling and one that is a company-owned dealership located in Australia.

For Additional Information Contact:
J. Don Brock
Chairman of the Board & C.E.O.
Phone: (423) 867-4210
Fax: (423) 867-4127
E-mail: dbrock@astecindustries.com
or
W. Norman Smith
President and COO
Phone:  (423) 867-4210
Fax:  (423) 867-4127
E-mail:  nsmith@astecindustries.com
or
David C. Silvious
Vice President and Chief Financial Officer
Phone: (423) 899-5898
Fax: (423) 899-4456
E-mail: dsilvious@astecindustries.com
or
Stephen C. Anderson
Vice President, Director of Investor Relations & Corporate Secretary
Phone: (423) 899-5898
Fax: (423) 899-4456
E-mail: sanderson@astecindustries.com